UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 11, 2020

Ares Dynamic Credit Allocation Fund, Inc.

(Exact name of Registrant as specified in its charter)

Maryland	811-22535	46-4969053
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2000 Avenue of the Stars

12th Floor

Los Angeles, California 90067
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (310) 201-4100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	ARDC	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

Ares Dynamic Credit Allocation Fund, Inc. (the “Fund”) (NYSE: ARDC) has amended its non-fundamental investment policy with respect to investments in collateralized loan obligations (“CLOs”) to read as follows:

“Under normal market conditions, the Fund will not invest more than (i) 45% of its Managed Assets in securities issued by entities commonly referred to as CLOs (“CLO Securities”) and other asset-backed securities, or (ii) more than 15% of its Managed Assets in subordinated (or residual) tranches of CLO Securities. The Fund can invest in investment grade and below investment grade rated CLO Securities.”

This change in investment policy, which will go into effect 60 days from the date hereof, represents an increase in the Fund’s ability to invest in CLO Securities and other asset-backed securities from 40% of Managed Assets to 45% of Managed Assets and an increase in the Fund’s ability to invest in subordinated (or residual) tranches of CLO Securities from 10% to 15% of Managed Assets. “Managed Assets” means the total assets of the Fund (including any assets attributable to any preferred shares that may be issued or to indebtedness) minus the Fund’s liabilities other than liabilities relating to indebtedness.

Given market conditions, including those stemming from the recent coronavirus pandemic (“COVID-19”), on the recommendation of the Fund’s investment adviser (the “Adviser”), the Fund is implementing this change in investment policy to allow for greater flexibility to invest in CLO Securities and residuals. The Adviser believes this additional flexibility will allow the Fund to benefit from incremental select investment opportunities in CLO Securities while also providing a greater operating cushion to the Fund’s current investment limitations.

Expanding the ability of the Fund to invest in CLO Securities and subordinated (or residual) tranches of CLO Securities will increase the risk that the Fund may experience losses resulting from these investments. Certain risks of investing in CLO Securities are included below.  Please see the Fund’s most recent report to shareholders for more information regarding an investment in the Fund.

COVID-19 Risk

Recently, many countries have experienced outbreaks of COVID-19, including in the markets in which the Fund invests, which has and will likely continue to adversely affect the Fund’s investments and operations. The transmission of COVID-19 and efforts to contain its spread has resulted in the imposition of both local and more widespread “work from home” and other quarantine measures, including travel restrictions and disruptions, closed international borders, enhanced health screenings at ports of entry and elsewhere, disruption of and delays in healthcare service preparation and delivery, event and service cancellations or interruptions, disruptions to business operations (including staff furloughs and reductions) and supply chains, and a substantial reduction in consumer spending and business revenue and spending, as well as general concern and uncertainty that has negatively affected the economy. As a result, COVID-19 has significantly diminished global economic production and activity of all kinds and contributed to both volatility and declines in markets for financial assets as well as commodities and other assets. Among other things, these unprecedented developments have resulted in material reductions in demand across many categories of consumers and businesses, dislocation (or in some cases a complete halt) in the credit and capital markets, labor force and operational disruptions, slowing or complete idling of certain supply chains and manufacturing activity, and strain and uncertainty for businesses and households.

The foregoing developments have had adverse, and potentially materially adverse, consequences for certain companies and other issuers in which the Fund invests and the value of the Fund’s investments therein. Certain industries are likely to be particularly acutely impacted, for instance industries dependent on travel and public accessibility, such as transportation, hospitality, tourism, retail, sports and entertainment and industries related to natural resources production and development. Additionally, the operations of the Adviser (including those relating to the Fund) could be impacted adversely, including through quarantine measures and travel restrictions imposed on the Adviser’s or service providers’ personnel located in affected countries, regions or local areas, or any related health issues of such personnel. Such impacts could materially and adversely affect the Adviser’s ability to source, manage and divest investments on behalf of the Fund and pursue the Fund’s investment objectives and strategies. Similar consequences could arise with respect to other infectious diseases. The disruptions associated with the COVID-19 pandemic may lead to a significant economic downturn or recession, increased market volatility, increased market closures, higher default rates and material adverse effects on the values and liquidity of securities or other assets which in turn could materially adversely affect the valuation and performance of the Fund’s investments. In addition, such disruptions could have adverse consequences on the Fund’s liquidity and its ability to meet its obligations. Further, in certain cases, an exchange or market may close or issue trading halts on specific securities or even the entire market, which may result in the Fund being, among other things, unable to buy or sell certain securities or financial instruments or to accurately price its investments.

CLO Securities Risk

CLOs issue securities in tranches with different payment characteristics and different credit ratings. The rated tranches of securities issued by CLOs (“CLO Securities”) are generally assigned credit ratings by one or more nationally recognized statistical rating organizations. The subordinated (or residual) tranches do not receive ratings. Below investment grade tranches of CLO Securities typically experience a lower recovery, greater risk of loss or deferral or non-payment of interest than more senior tranches of the CLO.

The riskiest portion of the capital structure of a CLO is the subordinated (or residual) tranche, which bears the bulk of defaults from the loans in the CLO and serves to protect the other, more senior tranches from default in all but the most severe circumstances. Since it is partially protected from defaults, a senior tranche from a CLO typically has higher ratings and lower yields than the underlying securities, and can be rated investment grade. Despite the protection from the subordinated tranche, CLO tranches can experience substantial losses due to actual defaults, increased sensitivity to defaults due to collateral default and disappearance of protecting tranches, market anticipation of defaults and aversion to CLO Securities as a class. The risks of an investment in a CLO depend largely on the collateral and the tranche of the CLO in which the Fund invests.

The CLOs in which the Fund invests may have issued and sold debt tranches that will rank senior to the tranches in which the Fund invests. By their terms, such more senior tranches may entitle the holders to receive payment of interest or principal on or before the dates on which the Fund is entitled to receive payments with respect to the tranches in which the Fund invests. Also, in the event of insolvency, liquidation, dissolution, reorganization or bankruptcy of a CLO, holders of more senior tranches would typically be entitled to receive payment in full before the Fund receives any distribution. After repaying such senior creditors, such CLO may not have any remaining assets to use for repaying its obligation to the Fund. In the case of tranches ranking equally with the tranches in which the Fund invests, the Fund would have to share on an equal basis any distributions with other creditors holding such securities in the event of an insolvency, liquidation, dissolution, reorganization or bankruptcy of the relevant CLO. Therefore, the Fund may not receive back the full amount of its investment in a CLO.

The transaction documents relating to the issuance of CLO Securities may impose eligibility criteria on the assets of the CLO, restrict the ability of the CLO’s investment manager to trade investments and impose certain portfolio-wide asset quality requirements. These criteria, restrictions and requirements may limit the ability of the CLO’s investment manager to maximize returns on the CLO Securities. In addition, other parties involved in CLOs, such as third-party credit enhancers and investors in the rated tranches, may impose requirements that have an adverse effect on the returns of the various tranches of CLO Securities. Furthermore, CLO Securities issuance transaction documents generally contain provisions that, in the event that certain tests are not met (generally interest coverage and over-collateralization tests at varying levels in the capital structure), proceeds that would otherwise be distributed to holders of a junior tranche must be diverted to pay down the senior tranches until such tests are satisfied. Failure (or increased likelihood of failure) of a CLO to make timely payments on a particular tranche will have an adverse effect on the liquidity and market value of such tranche.

Payments to holders of CLO Securities may be subject to deferral. If cash flows generated by the underlying assets are insufficient to make all current and, if applicable, deferred payments on CLO Securities, no other assets will be available for payment of the deficiency and, following realization of the underlying assets, the obligations of the Borrower of the related CLO Securities to pay such deficiency will be extinguished.

The market value of CLO Securities may be affected by, among other things, changes in the market value of the underlying assets held by the CLO, changes in the distributions on the underlying assets, defaults and recoveries on the underlying assets, capital gains and losses on the underlying assets, prepayments on underlying assets and the availability, prices and interest rate of underlying assets. Furthermore, the leveraged nature of each subordinated class may magnify the adverse impact on such class of changes in the value of the assets, changes in the distributions on the assets, defaults and recoveries on the assets, capital gains and losses on the assets, prepayment on assets and availability, price and interest rates of assets. Finally, CLO Securities are limited recourse and may not be paid in full and may be subject to up to 100% loss.

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARES DYNAMIC CREDIT ALLOCATION FUND, INC.

Date: May 11, 2020	By:	/s/ Ian Fitzgerald
	Name:	Ian Fitzgerald
	Title:	Secretary